UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: SEPTEMBER 30, 2005

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET MOORHEAD, MN 56560		(218) 236-4400
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01              Entry into Material Definitive Agreements

On September 28, 2005 American Crystal Sugar Company (the “Company”) and James J. Horvath, the Company’s Chief Executive Officer, executed an amendment (the “Amendment”) to his existing employment agreement with the Company dated May 15, 1998 (the “Employment Agreement”).  Prior to this Amendment, the Employment Agreement contained certain provisions that were a disincentive to Mr. Horvath continuing his employment with the Company beyond September 30, 2005 and other provisions that required amendment as a result of recent changes in the tax laws.  The Amendment (1) eliminates the disincentive to Mr. Horvath to continue his employment with the Company, (2) changes certain vacation accruals so that Mr. Horvath accrues additional vacation days and (3) makes certain other changes required to comply with the recent changes to the tax laws.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements:     None
(b)           Pro Forma financial information:     None
(c)           Exhibits:

10.1                           Second Amendment to Employment Agreement dated September 28, 2005 between the Company and James J. Horvath

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated:	September 30, 2005	/s/ Mark Kalvoda
		By:	Mark Kalvoda
		Its:	Corporate Controller and Chief Accounting Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File Nos.:
September 30, 2005	33-83868; 333-11693; and
333-32251

American Crystal Sugar Company, Inc.

EXHIBIT NO.	ITEM

10.1	Second Amendment to Employment Agreement dated September 28, 2005 between the Company and James J. Horvath